Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Babylon Holdings Limited, included herein.

/s/ KPMG LLP

London, United Kingdom

March 30, 2022